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                                                                    EXHIBIT 12.1

NORTEK HOLDINGS, INC.
RATIO OF EARNINGS TO FIXED CHARGES
FOR S-4 FILING

                                                                          ACTUAL
                                            -----------------------------------------------------------------     PRO FORMA
                                              YEAR ENDED DECEMBER 31,         PERIOD FROM        PERIOD FROM     -------------
                                            -----------------------------   JAN. 1, 2003 TO     JAN. 10, 2003     YEAR ENDED
                                            1999    2000    2001    2002     JAN. 9, 2003     TO DEC. 31, 2003   DEC. 31, 2003
                                            -----   -----   -----   -----   ---------------   ----------------   -------------
                                                                         (IN MILLIONS EXCEPT RATIOS)
EARNINGS:
Earnings (loss) from continuing
  operations                                 56.4    58.3    32.8    43.6        (60.9)             62.0             35.8
Provision (benefit) for income taxes         40.2    39.1    27.8    29.5        (21.8)             41.3             27.8

                                            -----   -----   -----   -----        -----             -----            -----
     "Earnings"                              96.6    97.4    60.6    73.1        (82.7)            103.3             63.6
                                            -----   -----   -----   -----        -----             -----            -----

FIXED CHARGES:
  Interest expense including
      amortization of debt expense
      and discount                           47.4    47.6    51.8    52.4          1.0              57.6             92.4
  Interest portion of rental expense          3.0     4.1     4.5     4.7          0.1               5.0              5.1

                                            -----   -----   -----   -----        -----             -----            -----
     "Fixed Charges"                         50.4    51.7    56.3    57.1          1.1              62.6             97.5
                                            -----   -----   -----   -----        -----             -----            -----

Earnings Available for Fixed Charges        147.0   149.1   116.9   130.2        (81.6)(1)         165.9            161.1
                                            -----   -----   -----   -----        -----             -----            -----

Ratio of Earnings to Fixed Charges            2.9x    2.9x    2.1x    2.3x                           2.7x             1.7x


                                                            ACTUAL                     PRO FORMA      PRO FORMA
                                              -----------------------------------    ------------    ------------
                                                 PERIOD FROM        SIX MONTHS        SIX MONTHS      SIX MONTHS
                                              JAN. 10, 2003 TO        ENDED              ENDED          ENDED
                                                JUL. 5, 2003       JUL. 3, 2004      JUL. 5, 2003    JUL. 3, 2004
                                              ----------------   ----------------    -------------   ------------


EARNINGS:
Earnings (loss) from continuing
  operations                                        29.5              19.6              15.0            27.8
Provision (benefit) for income taxes                20.1              13.8              12.6            18.3

                                                    ----              ----              ----            ----
    "Earnings"                                      49.6              33.4              27.6            46.1
                                                    ----              ----              ----            ----


FIXED CHARGES:
  Interest expense including
      amortization of debt expense
      and discount                                 29.4              44.0               47.1            45.1
  Interest portion of rental expense                2.5               2.5                2.6             2.5

                                                   ----              ----               ----            ----
     "Fixed Charges"                               31.9              46.5               49.7            47.6
                                                   ----              ----               ----            ----

Earnings Available for Fixed Charges               81.5              79.9               77.3            93.7
                                                   ----              ----               ----            ----

Ratio of Earnings to Fixed Charges                  2.6x              1.7x               1.6x            2.0x

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(1) Earnings were insufficient to cover fixed charges by approximately $81.6 million for the period from January 1, 2003 to January 9, 2003.